EXHIBIT 23.2



The Board of Directors
Technisource, Inc.


     We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.


                                        KPMG Peat Marwick LLP


Fort Lauderdale, Florida
June 15, 1998